EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into in the City of Los Angeles, State of California this 1 day of April, 1996, by and between iMall, Inc., (the "Company"), a corporation duly organized under the laws of the State of Nevada, and Richard Rosenblatt ("Employee").

     WITNESSETH:

1.     Employment.     The Company hereby employs Employee and Employee hereby
agrees to work for the Company as Vice President.

2.     Term.     The term of this Agreement shall be for seven (7) years from the date hereof unless sooner terminated as hereinafter provided. The Company may, at its option, renew this Agreement for an additional seven (7) years.

3.     Duties.     Employee will devote his full time efforts to his duties as
Vice President for the profit, benefit and advantage of the business of the Company and will serve the Company to the best of his ability under the direction of the Board of Directors of the Company. Employee agrees he shall devote such of his time and energy as he, in his sole discretion, deems necessary to timely complete the services and duties contemplated under this Agreement. It is understood by the parties that the particular amount of time may vary from day to day or week to week.

4.     Compensation.   The Company will pay Employee a base salary of One
Hundred Twenty Five Thousand Dollars ($125,000) per annum, payable in monthly installments, for all of the services rendered by Employee hereunder and any other duties related to his position that may be required of him by the Board of Directors of the Company.

5.     Employee Benefit Plan.   Employee shall be entitled to participate in
any Internal Revenue Service qualified Profit-Sharing Plan, Employee Stock Plan, Stock Bonus Plan and Pension Plan adopted and/or implemented by the Company. The actual participation, employer contributions and restrictions of each item shall be determined by the Board of Directors of the Company.

6.     Health Care Insurance Benefits.   The Company shall provide Employee
with health insurance coverage for Employee and his dependents. The Company shall have the complete discretion in choosing the type of health insurance plan provided Employee and in choosing the insurance carrier and extent of insurance coverage, provided that any such health insurance plan include hospital, maternity, major medical, and dental coverage for Employee and his dependents. The benefits provided Employee under this section shall end at the expiration of the term of this agreement or at the effective date of termination as provided herein.

7.     Stock Options.    As additional incentive for the performance of his
duties hereunder, the Company shall grant to Employee an option to purchase up to Two Hundred Thousand (200,000) shares of the common stock of the Company at the conclusion of each fiscal year that this Agreement remains in effect in accordance with the terms of the Company's Incentive Stock Option Plan, attached hereto as Exhibit "A".

8.     Expense Account.     The Company will provide Employee with an expense
account of Two Thousand Dollars ($2,000) per month, for use in furtherance of the business of the Company, including entertainment expenses. In addition, the Company will provide Employee with an automobile expense account of One Thousand Dollars ($1,000) per month.

9.     Reimbursement of Expenses.     The Company agrees to pay all expenses
incurred by Employee in furtherance of the business of the Company, including travel and entertainment expenses in excess of the expense amounts set forth in Section 8 hereof. The Company will reimburse Employee for any such expenses paid by him upon submission by him of a statement itemizing such expenses, provided that Employee present appropriate vouchers evidencing any such expenses to the Company.

10.     Absence.    If Employee shall, during the term of his employment under this Agreement, be absent from work because of illness or other cause for a period or aggregate of periods in excess of twelve (12) months in any two (2) years of the term of employment, the Company shall have the right to terminate this Agreement on ninety (90) days notice to Employee. In that event, the Company shall pay Employee his compensation to the date of termination, including any compensation accrued pursuant to this Agreement, and otherwise payable to the terms hereof at the time this Agreement is terminated.

11.     Company's Insurance of Employee.      Employee acknowledges that the
Company may, from time to time, apply for and take out in its own name and at the Company's expense, life, health, accident and other insurance upon Employee that the Company may deem necessary or advisable to protect its interest hereunder; and Employee will submit to any medical or other exam necessary for such purpose and assist and cooperate with the Company on procuring such insurance; and Employee acknowledges that he shall have no right, title or interest in or to such insurance.

12.     Employee Service as Director.    Employee hereby consents to serve as
a director of the Company or any subsidiary, or corporation affiliated with the Company, on condition that Employee receive, in addition to the compensation to be paid to Employee hereunder, the same compensation paid to other directors of any such company for their services as directors.

13.     Indemnification of Employee.      The Company shall indemnify Employee
to full extent permitted by law against all expenses, attorney's fees, judgements, fines and amounts paid in settlement, actually and reasonable incurred by Employee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, incurred by Employee in connection with any act or omission by Employee occasioned under this agreement, provided that he act in good faith and in a manner he reasonably believed to be in or not opposed to criminal action which he has no reasonable cause to believe his conduct was unlawful.

14.     Officer/Director Third-Party Contracts.   The Company acknowledges
that the employment services and duties of Employee outlined in Section 3 hereof are of a full-time, Forty-hour per week nature, and nothing contained herein shall prevent Employee from entering into any contract with any third-party provided that any such contract shall not directly conflict with any provision of Section 3 hereof. In the event Employee determines that a contract between any such third-party business entity and the Company would be mutually beneficial, Employee shall make full disclosure to the Company as to the identity and nature of the business entity as the nature of Employee's beneficial and/or monetary interest prior to any future negotiations between the Company and any such third-party business entity in the event any such contract is entered into between the Company and any such third-party business entity, provided that Employee has made complete disclosure to the Board of Directors of the Company.

15.     Termination upon Death.   If Employee should die during the term of
this Agreement, the Company will pay Employee's legal representative all sums due and payable to Employee pursuant to the within terms and conditions as if this Agreement has been terminated or otherwise expired by its terms.

16.     Non-Competition During this Agreement.   During the term of this
Agreement, Employee will not engage in any other commercial activity, whether or not competitive with the business of the Company, nor be affiliated in any other way as an officer, director, or major shareholder of another corporation without the consent of the Board of Directors of the Company, except that he may own any stock or other securities listed for trading on a recognized securities exchange.

17.     Non-Competition After Termination.   For a period of five (5) years
after leaving the Company for any reason, Employee will not engage in any way, directly or indirectly, in any business competitive with the business of the Company.

18. Confidentiality. As an additional condition to Employee's employment with the Company, Employee shall, concurrently with the execution of this Agreement, execute a Confidentiality Agreement, the form of which is attached hereto as Exhibit B.

19.     Discontinuation.   This Agreement shall cease and terminate if the
Company shall discontinue its business and all rights and liabilities thereunder shall cease, except as provided in Section 18 hereof.

20.     Assignment.   The Company shall have the right to assign this contract
to its successors or assigns and all covenants and agreements hereunder shall enure to the benefit of and be enforceable by or against said successors or assigns. The terms "successor" and "assigns" shall include any corporation or person that buys all or substantially all of the Company's assets, or a beneficial owner of no less than twenty-five percent (25%) of the Company's merges or consolidates, the result of which would be a change in control of the Company.

21.     Waiver.   Any waiver by either party of a breach of any provision of this Agreement shall not operate or be constructed as a waiver of any subsequent breach thereof.

22.     Governing Law.   This Agreement shall be construed in accordance with
the laws of the State of Utah.

23.     Amendment.     This Agreement may not be amended, except in writing
and executed by the parties hereto.

24.     Successors.     This Agreement shall enure to the benefit of each
party's successors and assigns.

     IN WITNESS WHEREOF, the Company has hereunto signed its name by its Secretary / Treasurer and Employee has signed his name, all as of the day and year first written above.


iMALL, Inc.                              Richard Rosenblatt


By: /s/ John Clayton                    /s/ Richard Rosenblatt
    -----------------------             -----------------------------
     John Clayton
     Secretary / Treasurer